OFFER TO PURCHASE AND

INTERIM AGREEMENT

TO:

FACT CORPORATION

c/o Barclay Street Real Estate Ltd.

200, 407 – 8th Avenue SW

Calgary, AB   T2P 1E5

the “Vendor”

FROM:

MATCO INVESTMENTS LTD. (or Nominee)

400, 407 – 8th Avenue SW

Calgary, Alberta  T2P 1E5

the “Purchaser”

The Purchaser hereby Offers to Purchase from the Vendor the lands together with all existing improvements and chattels of the Vendor used for or in connection with the maintenance and operation of the building as at the date of this Offer (the lands and the buildings and chattels being hereinafter collectively referred to as the "Property") legally described as:

Plan 9211584

Block 3

Lot 3

Municipally Described As: 2536 – 3rd Avenue S.E., Calgary, Alberta

1.0

PURCHASE PRICE

The Purchase Price shall be the sum of Two Million, Three Hundred and Fifty Thousand ($2,350,000.00) Dollars payable as follows:

(a)

Fifty Thousand ($50,000.00) Dollars, (the "First Deposit") by bank draft, payable to Barclay Street Real Estate Ltd., within Two (2) business days of the acceptance hereto by the Vendor and held by them in trust, in an interest bearing account, pending satisfactory completion of the within transaction.

(b)

One Hundred Fifty Thousand ($150,000.00) Dollars (the “Second Deposit”) by bank draft, payable to Barclay Street Real Estate Ltd., upon removal of all conditions contained in Clause 7.01 herein.

(c)

The sum of Two Million One Hundred Fifty Thousand,  ($2,150,000.00) Dollars by way of cash on the date of closing.

2.0

CLOSING AND POST-CLOSING ADJUSTMENTS

Adjustment shall be made, as of 12.01 a.m. on the Date of Closing, for realty taxes, and any other charges secured thereunder, local improvement rates, municipal/provincial levies and charges, water rates, utilities, fuel costs, current rents, percentage rents, prepaid rents, security deposits, interest on prepaid rents and security deposits, if required by contract, leasehold improvement costs, leasehold allowances and incentives, and any other items which are usually adjusted in purchase transactions involving commercial properties. If applicable.

Closing of the sale shall occur be thirty (30) days of the removal of all conditions.  The Vendor agrees, subject to the payment of the Purchase Price in accordance with this Offer to Purchase and satisfaction by the Purchaser of the terms hereof, to deliver possession of the Property to the Purchaser on the Closing Date.

3.0

VENDOR'S COVENANTS AND WARRANTIES

Upon accepting this Offer to Purchase the Vendor covenants, warrants and represents with and to the Purchaser that:

(a)

On the Possession Date, the Vendor will be empowered to convey title to the Property and it shall be free and clear of any and all mortgages, liens, encumbrances, or adverse claims other than those outlined on Schedule "A".

(b)

On the Possession Date, no notice will have been received which remains outstanding from any municipal, provincial or other statutory authority advising of any defects in the construction of the improvements or any installations or fixtures therein.

(c)

There are no encroachments, rights of way or easements affecting the said lands, with the exception of those registered by the City of Calgary.

(d)

On the Possession Date, and upon performance by the Purchaser of its obligations hereunder, the Vendor will deliver to the Purchaser registerable transfer of title to the said Property.

(e)

On the Possession Date, no person, firm or corporation whatsoever shall be entitled to file a builder’s lien against title to the said property.

(f)

From and after the Possession Date, no person, firm or corporation whatsoever shall be entitled to any compensation or remuneration from the Purchaser for or in respect of any management, leasing, janitorial, repair or maintenance services to be provided for or in respect of the Property or any components thereof.

(g)

Between the date of this Offer and possession date, the Vendor will take no action to change the Land Use Classification of the said Property.

(h)

The Vendor is not a non-resident of Canada as contemplated by Section 116 of the Income Tax Act.

(i)

On the closing date there will not be any litigious proceedings, either commenced or contemplated, affecting the Lands or Tenants and there will not be any expropriation or condemnation proceedings affecting the Lands to the landlords knowledge.

(j)

The Property does not contain any pesticides, asbestos, urea formaldehyde, or other toxic or prohibited materials buried, stored or otherwise to the best of the Vendor’s knowledge.

The foregoing covenants, representations and warranties shall survive the closing of the agreement of purchase and sale arising upon acceptance of this Offer for a period of six (6) months.

4.0

FIRE INSURANCE

From and after the acceptance hereof and until the Closing Date, the Vendor shall maintain in full force and effect insurance for fire and related perils in an amount equal to the full insurable value of the improvements on the Building.  The Building shall remain at the risk of the Vendor until the Closing Date, and shall thereafter be at the risk of the Purchaser.  Pending completion of the Agreement of Purchase and Sale contemplated hereby, the Vendor will hold all insurance policies and the proceeds thereof, in trust for the parties hereto as their interests may appear, and in the event of damage to the Building the Purchaser at his option may either have the proceeds of the insurance and complete the purchase of the Property or may cancel this Agreement, in which event the deposit and all accrued interest thereon shall be returned to the Purchaser without deduction.

5.0

ENUREMENT

This Offer, when accepted, shall form a binding Agreement of Purchase and Sale and shall inure to the benefit and be binding on the executor, administrators and assigns of the parties hereto.

6.0

TIME OF THE ESSENCE

Time shall be of the essence of the Agreement.

1.0

PURCHASER’S CONDITIONS PRECEDENT

The Purchaser shall have a Condition Period of 60 days following the acceptance of the Offer to Purchase (the “Condition Period”) to examine the documentation delivered as described in clause 7.03 and to conduct such physical inspections and other investigations of the Property by such agents, consultants or other persons as it deems necessary, all at its own expense, provided however, that the Purchaser shall restore the Property to its original condition and shall indemnify and save harmless the Vendor from all claims, actions or liability in respect of such inspections or entries.  During this period, the Purchaser shall have the right to inspect the Vendor’s files, books of account and receipts at its offices, as such relate to the Property.  The Purchaser’s obligations under this Agreement are conditional on the purchase being approved by the Board of Directors of the Purchaser in its absolute discretion.  Unless the Purchaser or its solicitors notifies the Vendor or its solicitors in writing on or before the end of the Condition Period that such condition has been satisfied or waived by it, then notwithstanding any intermediate acts or negotiations, this Agreement shall be of no further force or effect, the parties shall be released from their obligations pursuant to this Agreement, and the deposit, together with any interest earned thereon shall be returned to the Purchaser.

7.02

The aforesaid condition is inserted for the sole and exclusive benefit of the Purchaser.

1.1

DELIVERY OF INFORMATION

The Vendor agrees to make available to the Purchaser:

(i)

within Five (5) days of acceptance of this Offer to Purchase copies of all existing leases, offers to lease, other tenancy agreements (collectively, the "Leases") relating to the Subject Property if Applicable.

(ii)

within Five (5) days of acceptance of this Offer to Purchase copies of all contracts and agreements relating to the operation or maintenance of the Subject Property including all service contracts, management agreements, development agreements and other agreements with any municipal or provincial authority or utility (the "Operating Agreements"); and

(iii)

within Five (5) days of acceptance of this Offer to Purchase copies of all available financial information within its control, outlining and confirming all revenues (including base rent, percentage rents and tenant recoveries) and all expenses (both capital and operating) of the Subject Property for the last two (2) fiscal years (the "Financial Records") if applicable.

(i)

within Five (5) days of acceptance of this Offer to Purchase copies of all third party consulting reports in the Vendors possession including but not limited to surveys, appraisal reports, real property reports, engineering reports, environmental reports and marketing reports.

8.0

VENDOR’S CLOSING DELIVERIES

The Vendor covenants to execute, where applicable, and deliver the following to the Purchaser or at their direction at Closing or on such other date expressly provided herein:

a)

Transfer:  transfer, in favour of the Purchaser, of a 100% fee simple interest in the Real Property, in form acceptable for registration;

b)

General Assignment of Leases:  a general assignment in favour of the Purchaser of the Leases, in form and having substance satisfactory to the Purchaser acting reasonably, and also to be executed by the Purchaser. If applicable.

a)

Specific Assignment of Leases:  a specific assignment in favour of the Purchaser of each of the Leases, in form and having substance satisfactory to the Purchaser, acting reasonably, and also to be executed by the Purchaser, such specific assignment shall include an indemnity from the Vendor in favour of the Purchaser for the Landlord’s obligations contained in the subject Lease in respect of the period prior to Closing and an indemnity from the Purchaser in favour of the Vendor for the Landlord’s obligations contained in the subject Lease in respect of the period following Closing. If applicable.

d)

Directions to Tenants:  directions from the Vendor to each of the Tenants advising of the sale hereunder and directing that all future rental payments shall be paid to the Purchaser or to whom, in writing, it directs. If applicable.

e)

Assignment of Service Contracts:  an assignment in favour of the Purchaser of the Service Contracts, in form and having substance satisfactory to the Purchaser, acting reasonably. If applicable.

f)

Directions to Parties to Service Contracts:  directions from the Vendor to each of the parties to the Service Contracts other than the Vendor, advising of the sale hereunder and directing that all matters arising thereunder in respect of the period following Closing shall be referred to the Purchaser. If applicable.

g)

Assignment of Guarantees, Warranties and Indemnities:  an assignment in favour of the Purchaser of all of the Vendor’s right, title and interest in and to all outstanding guarantees, warranties and indemnities relating to the Purchased Assets, in form and having substance satisfactory to the Purchaser, acting reasonably;

         h)

Bill of Sale:  a bill of sale in favour of the Purchaser in respect of a 100% interest in that part of the Fixtures and Chattels comprising chattels, free and clear of all liens, security interest, encumbrances and other interests, with a schedule of inventory attached thereto except by the first mortgage and Vendor mortgagees.

 i)

Statement of Adjustments:  a statement of adjustments to be delivered not less than five (5) business days prior to Closing; calculations of all debits and credits and copies of all supporting invoices/documentation shall be made available to the Purchaser;

j)

Original Copies of Leases:  original copies of the Leases that are in the Vendor’s possession or control, together with copies of all material documentation in connection therewith. If applicable.

k)

Original Copies of Service Contracts:  original copies of the Service Contracts that are in the Vendor’s possession or control;

l)

Estoppel Certificates from tenants comprising at least Seventy-Five (75%) Percent of the leasable area of the property shall be completed and made available to the Purchaser.  If the Vendor is unable to obtain an estoppel certificate in respect of any tenant(s), then it will deliver and the Purchaser will accept a certificate from the Vendor to the same effect. If applicable.

9.0

DEFAULT

In the event that the Purchaser should fail to complete the Purchase of the Property once the condition contained in Clause 7.01 herein has been removed in writing, in breach of the agreement arising upon acceptance of this Offer, the Deposit and all accrued interest thereon shall be wholly forfeited to the Vendor as predetermined liquidated damages payable as a result of any breach by the Purchaser of the Agreement arising upon acceptance of this Offer and this Offer shall be considered null and void.

10.0

THE EXCISE TAX ACT (CANADA)

At least five (5) business days prior to the Closing Date, the Purchaser agrees to deliver to the Vendor a certified cheque payable to the Vendor in an amount equal to the tax (the "GST") payable with respect to the purchase of the Vendor's property pursuant to The Excise Tax Act Canada (the "Act") and the Vendor agrees to remit the same to the Receiver General for Canada when and to the extent required by the Act.

The immediately preceding paragraph shall not apply if either:

(a)

the Purchaser, whether an individual person or not, has, on or before five (5) days prior to the Closing Date, provided the Vendor with evidence satisfactory to the Vendor that the Purchaser, or recipient (as defined in the Act), as the case may be, is a registrant under the Act; or

(b)

the Purchaser is not an individual person and has, on or before five (5) business days prior to the Closing Date, provided the Vendor with evidence satisfactory to the Vendor that the purchaser, or recipient (as defined in the Act), as the case may be, is a registrant under the Act;

In the event of either of which the Purchaser shall remit such GST to the Receiver General for Canada when and to the extent required by the Act.  The Purchaser acknowledges that the evidence to be provided to the Vendor under either subparagraphs (a) or (b) above shall include:

(i)

the registration number by which the Purchaser or recipient, as the case may be is registered under the Act; and

(ii)

a statutory declaration that the Purchaser or recipient, as the case may be, is a registrant; and

(iii)

such further evidence and other documentation as may be reasonably requested by the Vendor;

all of which evidence shall be in a form satisfactory to the Vendor acting reasonably.

11.0

ENTIRE AGREEMENT

This Agreement and the schedules attached hereto constitute the entire agreement between the Vendor and the Purchaser in respect of the Purchased Assets.  Each of the parties acknowledges that, except as contained in this Agreement, there is no representation, warranty, collateral agreement or condition (whether a direct or collateral condition or an express or implied condition) which induced it to enter into this Agreement.

12.0

TIME OF ESSENCE

Time shall in all respects be of the essence hereof provided that the time for the doing or completing of any matter referred to herein may be extended or abridged by an agreement, in writing, executed by the Vendor and the Purchaser or their respective solicitors who are hereby expressly appointed for that purpose.

Offer to Purchase agmt.doc

13.0

CALCULATION OF DAYS

References in this agreement to “days” shall be understood to mean “calendar days” and not business or working days.

14.0

GOVERNING LAWS

This Agreement has been executed in the Province of Alberta and, for all purposes, shall be construed in accordance with and governed by the laws in effect within the Province of Alberta.

15.0

LEGAL ADVICE

The parties to this Offer to Lease acknowledge that Barclay Street Real Estate Ltd. has recommended that they obtain advice from their Legal Counsel prior to signing this document.  The parties further acknowledge that no information provided by Barclay Street Real Estate Ltd. is to be construed as expert legal or tax advice.

16.0

OPEN FOR ACCEPTANCE

This Offer to Purchase shall be open for acceptance in writing by the Purchaser until 5:00 p.m. Calgary time on the 21st of December, 2004, by executing and returning a copy of this Offer to Purchase to the Purchaser.

DATED this 17th day of December, 2004.

MATCO INVESTMENTS LTD., or Nominee

Per: /s/ Ronald P. Mathison

17.0

ACCEPTANCE

Fact Corporation being the registered owner of the Subject Property hereby accepts the above Offer to Purchase, its terms and covenants and agrees that the Purchaser carry out the same on the terms and conditions therein set forth.

DATED this 21st day of December, 2004.

FACT CORPORATION

Per: /s/ Jacqueline Danforth

Offer to Purchase agmt.doc